UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 29, 2014

____________________________

DR. TATTOFF, INC.

(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation or organization)	000-52836 (Commission File Number)	20-0594204 (IRS Employer Identification No.)
8500 Wilshire Blvd. Beverly Hills, CA 90211 (Address of principal executive offices and zip code)

(310) 659-5101

(Registrant's telephone
number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2014, William Kirby, D.O., submitted his resignation as a director of the Board of Directors (the “Board”) of Dr. Tattoff, Inc. (the “Company”), effective on the close of business on September 29, 2014. Dr. Kirby was not a member of any of the Board’s committees. Effective as of his resignation, Dr. Kirby is no longer a member of the Board.

As a result of the resignation of Dr. Kirby, the Board will consist of four directors, three of whom are independent directors. The Board does not intend at this time to appoint a new director to replace Dr. Kirby and has determined that at this time the Board will consist of four directors going forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DR. TATTOFF, INC.

Date: October 2, 2014	By:	/s/ Harry L. Zimmerman
Harry L. Zimmerman
Executive Vice President – Chief Operating Officer